Exhibit (99.6)

 Written Statement of the Executive Vice President and Chief Financial Officer
                          Pursuant to 18 U.S.C. Section 1350

       Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Executive Vice President and Chief Financial Officer of Wisconsin Power and Light Company (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/s/  Thomas M. Walker
---------------------
Thomas M. Walker
August 9, 2002